UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 13, 2021

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On August 16, 2021, LG&E and KU Energy LLC ("LKE"), a wholly owned subsidiary of PPL Corporation ("PPL"), announced the retirement of Paul W. Thompson, President and Chief Executive Officer of LKE and its subsidiaries, Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU" and together with LKE and LG&E, the "Companies") effective January 1, 2022. John R. Crockett III, who presently serves as the General Counsel, Chief Compliance Officer and Corporate Secretary of LKE, LG&E and KU, will succeed Mr. Thompson and will assume the role of President of each of the Companies effective October 1, 2021. Mr. Thompson will remain with the Companies as Executive Vice President during a transition period from October 1, 2021 until January 1, 2022, at which time he will retire.

(e)

In connection with his promotion, Mr. Crockett will execute a Change in Control Agreement, effective as of October 1, 2021, in the form filed as Exhibit 10(ee) to PPL’s Annual Report on Form 10-K.

Mr. Thompson will be eligible for benefits under PPL’s Executive Severance Plan, filed as Exhibit 10(gg) to PPL’s Annual Report on Form 10-K, subject to the terms and conditions of that plan, and will also be eligible for vesting of outstanding restricted stock units and performance units, according to the retirement provisions of the applicable programs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  August 16, 2021